NEWS RELEASE

FOR IMMEDIATE RELEASE
CONTACT: Michael J. Blodnick
(406) 751-4701
Ron J. Copher
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER ENDED MARCH 31, 2016

HIGHLIGHTS:

•	Net income of $28.7 million for the current quarter, an increase of 4 percent over the prior year first quarter net income of $27.7 million.

•	Current quarter diluted earnings per share of $0.38, an increase of 3 percent from the prior year first quarter diluted earnings per share of $0.37.

•	Loan growth of $119 million, or 9 percent annualized for the current quarter.

•	Net interest margin of 4.01 percent as a percentage of earning assets, on a tax equivalent basis, for the current quarter.

•	Dividend declared of $0.20 per share, an increase of $0.01 per share, or 5 percent, over the prior quarter. The dividend was the 124th consecutive quarterly dividend declared by the Company.

•	The Company successfully completed the first phase of the consolidation of its bank divisions’ core database systems into our new “Gold Bank” core database system.

•
The Company yesterday announced the signing of a definitive agreement to acquire Treasure State Bank, a community bank based in Missoula, Montana. As of December, 31, 2015, Treasure State Bank had total assets of $71 million, total loans of $53 million and total deposits of $58 million.

Financial Highlights

	At or for the Three Months ended
(Dollars in thousands, except per share and market data)	Mar 31, 2016	Dec 31, 2015	Mar 31, 2015
Operating results
Net income	$28,682	29,508	27,670
Basic earnings per share	$0.38	0.39	0.37
Diluted earnings per share	$0.38	0.39	0.37
Dividends declared per share [1]	$0.20	0.49	0.18
Market value per share
Closing	$25.42	26.53	25.15
High	$26.34	29.69	27.47
Low	$22.19	25.74	22.27
Selected ratios and other data
Number of common stock shares outstanding	76,168,388	76,086,288	75,530,030
Average outstanding shares - basic	76,126,251	75,893,521	75,206,348
Average outstanding shares - diluted	76,173,417	75,968,169	75,244,959
Return on average assets (annualized)	1.28%	1.32%	1.36%
Return on average equity (annualized)	10.53%	10.66%	10.72%
Efficiency ratio	56.53%	56.52%	54.80%
Dividend payout ratio	52.63%	125.64%	48.65%
Loan to deposit ratio	74.65%	73.94%	73.42%
Number of full time equivalent employees	2,184	2,149	1,995
Number of locations	144	144	137
Number of ATMs	167	158	158

_______
[1] Includes a special dividend declared of $0.30 per share for the three months ended December 31, 2015.

KALISPELL, MONTANA, April 21, 2016 - Glacier Bancorp, Inc. (Nasdaq: GBCI) reported net income of $28.7 million for the current quarter, an increase of of $1.0 million, or 4 percent, from the $27.7 million of net income for the prior year first quarter. Diluted earnings per share for the current quarter was $0.38 per share, an increase of $0.01, or 3 percent, from the prior year first quarter diluted earnings per share of $0.37. Included in the current quarter was $135 thousand from acquisition-related expenses and $831 thousand of expenses related to the Company’s consolidation of its bank divisions’ core database systems (Core Consolidation Project or “CCP”) including expenses related to the re-issuance of debit cards with chip technology. The Company’s Core Consolidation Project will occur throughout the current year and is expected to be completed by year end. “The first quarter was a nice start to the year for us,” said Mick Blodnick, President and Chief Executive Officer.  “To produce this level of results at a time when we also had significant costs and time allocated to a number of major internal projects is a testament to the great work by our staff this quarter. Although these projects will run through the rest of the year, in the future they will streamline multiple functions and allow us to operate more efficiently,” Blodnick said.

Asset Summary

				$ Change from
(Dollars in thousands)	Mar 31, 2016	Dec 31, 2015	Mar 31, 2015	Dec 31, 2015	Mar 31, 2015
Cash and cash equivalents	$150,861	193,253	183,466	(42,392)	(32,605)
Investment securities, available-for-sale	2,604,625	2,610,760	2,544,093	(6,135)	60,532
Investment securities, held-to-maturity	691,663	702,072	570,285	(10,409)	121,378
Total investment securities	3,296,288	3,312,832	3,114,378	(16,544)	181,910
Loans receivable
Residential real estate	685,026	688,912	637,465	(3,886)	47,561
Commercial real estate	2,680,691	2,633,953	2,418,843	46,738	261,848
Other commercial	1,172,956	1,099,564	1,007,173	73,392	165,783
Home equity	423,895	420,901	402,970	2,994	20,925
Other consumer	234,625	235,351	221,218	(726)	13,407
Loans receivable	5,197,193	5,078,681	4,687,669	118,512	509,524
Allowance for loan and lease losses	(130,071)	(129,697)	(129,856)	(374)	(215)
Loans receivable, net	5,067,122	4,948,984	4,557,813	118,138	509,309
Other assets	606,471	634,163	619,439	(27,692)	(12,968)
Total assets	$9,120,742	9,089,232	8,475,096	31,510	645,646

Total investment securities of $3.296 billion at March 31, 2016 decreased $16.5 million, or 50 basis points, during the current quarter and increased $182 million, or 6 percent, from March 31, 2015. The Company continues to selectively purchase investment securities when the Company has excess liquidity. Investment securities represented 36 percent of total assets at March 31, 2016 compared to 36 percent of total assets at December 31, 2015 and 37 percent at March 31, 2015.

The loan portfolio increased $119 million, or 9 percent annualized, during the current quarter. The loan category with the largest dollar and percentage increase during the current quarter was other commercial loans which increased $73.4 million, or 7 percent, of which $35.6 million of the increase was from municipal and SBA loans. Excluding the acquisition of Cañon National Bank (“Cañon”) in October 2015, the loan portfolio increased $350 million, or 7 percent, since March 31, 2015 with $152 million and $150 million of the increase coming from growth in commercial real estate and other commercial loans, respectively. “Our loan growth in the quarter was exceptional especially considering it came in the first quarter of the year,” Blodnick said. “A substantial portion of the growth came from municipal loans, something all of our Banks have worked extremely hard at generating. Hopefully, we can continue to grow the loan portfolio with more of these solid credits.”

Credit Quality Summary

	At or for the Three Months ended	At or for the Year ended	At or for the Three Months ended
(Dollars in thousands)	Mar 31, 2016	Dec 31, 2015	Mar 31, 2015
Allowance for loan and lease losses
Balance at beginning of period	$129,697	129,753	129,753
Provision for loan losses	568	2,284	765
Charge-offs	(1,163)	(7,001)	(1,297)
Recoveries	969	4,661	635
Balance at end of period	$130,071	129,697	129,856
Other real estate owned	$22,085	26,815	28,124
Accruing loans 90 days or more past due	4,615	2,131	2,357
Non-accrual loans	53,523	51,133	60,287
Total non-performing assets [1]	$80,223	80,079	90,768
Non-performing assets as a percentage of subsidiary assets	0.88%	0.88%	1.07%
Allowance for loan and lease losses as a percentage of non-performing loans	224%	244%	207%
Allowance for loan and lease losses as a percentage of total loans	2.50%	2.55%	2.77%
Net charge-offs as a percentage of total loans	—%	0.05%	0.01%
Accruing loans 30-89 days past due	$23,996	19,413	33,450
Accruing troubled debt restructurings	$53,311	63,590	69,397
Non-accrual troubled debt restructurings	$23,879	27,057	34,237
__________
1 As of March 31, 2016, non-performing assets have not been reduced by U.S. government guarantees of $2.2 million.

Non-performing assets at March 31, 2016 were $80.2 million, an increase of $144 thousand, or 18 basis points, during the current quarter. Non-performing assets at March 31, 2016 decreased $10.5 million, or 12 percent, from a year ago. Early stage delinquencies (accruing loans 30-89 days past due) of $24.0 million at March 31, 2016 increased $4.6 million from the prior quarter and decreased $9.5 million from the prior year first quarter.

The allowance for loan and lease losses (“allowance”) was $130 million at March 31, 2016, consistent with prior periods. The allowance as a percent of total loans outstanding at March 31, 2016 was 2.50 percent, a slight decrease from 2.55 percent at December 31, 2015. The allowance as a percent of total loans in the current quarter decreased 27 basis points from 2.77 percent at March 31, 2015 which was driven primarily by loan growth, stabilizing credit quality, and no allowance carried over from the Cañon acquisition as a result of the acquired loans recorded at fair value.

Credit Quality Trends and Provision for Loan Losses

(Dollars in thousands)	Provision for Loan Losses	Net Charge-Offs (Recoveries)	ALLL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
First quarter 2016	$568	$194	2.50%	0.46%	0.88%
Fourth quarter 2015	411	1,482	2.55%	0.38%	0.88%
Third quarter 2015	826	577	2.68%	0.37%	0.97%
Second quarter 2015	282	(381)	2.71%	0.59%	0.98%
First quarter 2015	765	662	2.77%	0.71%	1.07%
Fourth quarter 2014	191	1,070	2.89%	0.58%	1.08%
Third quarter 2014	360	364	2.93%	0.39%	1.21%
Second quarter 2014	239	332	3.11%	0.44%	1.30%

Net charge-offs of loans for the current quarter were $194 thousand compared to net charge-offs of $1.5 million for the prior quarter and net charge-offs of $662 thousand from the same quarter last year. The current quarter provision for loan losses of $568 thousand increased $157 thousand from the prior quarter and decreased $197 thousand from the prior year first quarter. Loan portfolio growth, composition, average loan size, credit quality considerations, and other environmental factors will continue to determine the level of the loan loss provision.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on regulatory classification is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Liability Summary

				$ Change from
(Dollars in thousands)	Mar 31, 2016	Dec 31, 2015	Mar 31, 2015	Dec 31, 2015	Mar 31, 2015
Deposits
Non-interest bearing deposits	$1,887,004	1,918,310	1,675,451	(31,306)	211,553
NOW and DDA accounts	1,448,454	1,516,026	1,313,036	(67,572)	135,418
Savings accounts	879,541	838,274	748,590	41,267	130,951
Money market deposit accounts	1,411,970	1,382,028	1,345,422	29,942	66,548
Certificate accounts	1,063,735	1,060,650	1,164,909	3,085	(101,174)
Core deposits, total	6,690,704	6,715,288	6,247,408	(24,584)	443,296
Wholesale deposits	325,490	229,720	211,384	95,770	114,106
Deposits, total	7,016,194	6,945,008	6,458,792	71,186	557,402
Repurchase agreements	445,960	423,414	425,652	22,546	20,308
Federal Home Loan Bank advances	313,969	394,131	298,148	(80,162)	15,821
Other borrowed funds	6,633	6,602	6,703	31	(70)
Subordinated debentures	125,884	125,848	125,741	36	143
Other liabilities	118,422	117,579	106,536	843	11,886
Total liabilities	$8,027,062	8,012,582	7,421,572	14,480	605,490

Non-interest bearing deposits of $1.887 billion at March 31, 2016, decreased $31 million, or 2 percent, from the prior quarter which was driven by seasonal fluctuations. Excluding the Cañon acquisition, non-interest bearing deposits increased $122 million, or 7 percent, from March 31, 2015. Core interest bearing deposits of $4.804 billion at March 31, 2016, increased $6.7 million, or 14 basis points, from the prior quarter. The increase in savings and money market accounts during the current quarter offset the decrease in NOW and DDA accounts. Excluding the Cañon acquisition, core interest bearing deposits at March 31, 2016 increased $83.5 million, or 2 percent, from March 31, 2015. Wholesale deposits (i.e., brokered deposits classified as NOW, DDA, money market deposit and certificate accounts) of $325 million at March 31, 2016 increased $95.8 million over the prior quarter and increased $114 million over the prior year first quarter. A portion of the increases were driven by a need to obtain wholesale deposits necessary for the interest rate swap.

Securities sold under agreements to repurchase (“repurchase agreements”) of $446 million at March 31, 2016 increased $22.5 million, or 5 percent, from the prior quarter and increased $20.3 million, or 5 percent, from the prior year first quarter. Federal Home Loan Bank (“FHLB”) advances of $314 million at March 31, 2016 decreased $80.2 million, or 20 percent, during the current quarter due to stable deposit balances and reduced need for additional borrowings.

Stockholders’ Equity Summary

				$ Change from
(Dollars in thousands, except per share data)	Mar 31, 2016	Dec 31, 2015	Mar 31, 2015	Dec 31, 2015	Mar 31, 2015
Common equity	$1,088,359	1,074,661	1,035,497	13,698	52,862
Accumulated other comprehensive income	5,321	1,989	18,027	3,332	(12,706)
Total stockholders’ equity	1,093,680	1,076,650	1,053,524	17,030	40,156
Goodwill and core deposit intangible, net	(154,396)	(155,193)	(143,099)	797	(11,297)
Tangible stockholders’ equity	$939,284	921,457	910,425	17,827	28,859

Stockholders’ equity to total assets	11.99%	11.85%	12.43%
Tangible stockholders’ equity to total tangible assets	10.48%	10.31%	10.93%
Book value per common share	$14.36	14.15	13.95	0.21	0.41
Tangible book value per common share	$12.33	12.11	12.05	0.22	0.28

Tangible stockholders’ equity of $939 million at March 31, 2016 increased $17.8 million, or 2 percent, from the prior quarter primarily from earnings retention and an increase in accumulated other comprehensive income. Tangible stockholders’ equity increased $28.9 million, or 3 percent, from a year ago, the result of earnings retention and $15.2 million of Company stock issued in connection with the Cañon acquisition. These two items offset the decrease in accumulated other comprehensive income and increases in goodwill and other intangibles from the acquisition. At March 31, 2016, the tangible book value per common share was $12.33 an increase of $0.22 per share from $12.11 the prior quarter principally due to earnings retention. Tangible book value per common share for March 31, 2016, increased $0.28 per share from the prior year first quarter.

Cash Dividend
On March 30, 2016, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 per share, a $0.01 per share, or 5 percent, increase over the prior quarter dividend. The Company has increased its quarterly dividend 40 times. The dividend was payable April 21, 2016 to shareholders of record April 12, 2016. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended March 31, 2016
Compared to December 31, 2015 and March 31, 2015

Income Summary

	Three Months ended			$ Change from
(Dollars in thousands)	Mar 31, 2016	Dec 31, 2015	Mar 31, 2015	Dec 31, 2015	Mar 31, 2015
Net interest income
Interest income	$84,381	83,211	77,486	1,170	6,895
Interest expense	7,675	7,215	7,382	460	293
Total net interest income	76,706	75,996	70,104	710	6,602
Non-interest income
Service charges and other fees	14,331	15,044	12,999	(713)	1,332
Miscellaneous loan fees and charges	1,021	922	1,157	99	(136)
Gain on sale of loans	5,992	6,033	5,430	(41)	562
Gain on sale of investments	108	143	5	(35)	103
Other income	2,800	2,325	3,102	475	(302)
Total non-interest income	24,252	24,467	22,693	(215)	1,559
	$100,958	100,463	92,797	495	8,161
Net interest margin (tax-equivalent)	4.01%	4.02%	4.03%

Net Interest Income
In the current quarter, interest income of $84.4 million increased $1.2 million, or 1 percent from the prior quarter and increased $6.9 million, or 9 percent, over the prior year first quarter. The increases in interest income over the prior periods were driven primarily by increases in interest income on commercial loans which increased $1.4 million, or 3 percent, over the prior quarter and increased $5.5 million, or 14 percent, over the prior year first quarter and was the result of an increased volume of commercial loans. Interest income of $23.9 million from investment securities increased $152 thousand, or 1 percent, over the prior quarter and increased $924 thousand, or 4 percent, over the prior year first quarter.

The current quarter interest expense of $7.7 million increased $460 thousand, or 6 percent, from the prior quarter and increased $293 thousand from the prior year first quarter. The increases in interest expense were driven by the increase in wholesale deposits and the additional interest expense for an interest rate swap with a notional $100 million that began its accrual period in December 2015. The total cost of funding (including non-interest bearing deposits) for the current quarter was 39 basis points compared to 37 basis points for the prior quarter and 42 basis points in the prior year first quarter.

The Company’s net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 4.01 percent compared to 4.02 percent in the prior quarter. During the current quarter, the earning asset yield increased by 1 basis point and was the result of a 1 basis point increase in loan yields. The cost of funds increased 2 basis points during the current quarter due to increased wholesale deposits and the higher interest expense from the previously mentioned interest rate swap. The Company’s current quarter net interest margin decreased 2 basis points from the prior year first quarter net interest margin of 4.03 percent. The decrease in the net interest margin from the prior year first quarter was the result of a 4 basis points reduction in the yield on earning assets that outpaced the 3 basis points reduction in cost of funding. The yield on earning assets benefited from the shift in earning assets from the lower yielding investment securities to the higher yielding loans; nevertheless it was outpaced by the overall decreased yield on the loan portfolio. “The Company was pleased to maintain a net interest margin above 4 percent for the quarter given the volatile interest rate environment. The increase in overall loan yields and maintaining the low cost of retail deposits supported the quarterly performance of the net interest margin,” said Ron Copher, Chief Financial Officer.

Non-interest Income
Non-interest income for the current quarter totaled $24.3 million, a decrease of $215 thousand, or 1 percent, from the prior quarter and an increase of $1.6 million, or 7 percent, over the same quarter last year. Service fee income of $14.3 million, increased $1.3 million, or 10 percent, from the prior year first quarter driven by the increased number of deposit accounts. Gain on sale of residential loans for the current quarter increased $562 thousand, or 10 percent, from the prior year first quarter. In the prior year first quarter, the Company experienced a strong quarter for sales of residential loans as a result of the refinance activity and the Company’s resource commitment to this line of business has benefited the Company with an even stronger current year first quarter. Other non-interest income of $2.8 million for the current quarter increased $475 thousand, or 20 percent, over the prior quarter primarily due to annual vendor incentives received and a gain on the sale of a bank building. Other non-interest income for the current quarter decreased $302 thousand from the prior year first quarter due to insurance proceeds received in the prior year first quarter from a bank owned life insurance policy. Included in other income was operating revenue of $11 thousand from OREO and a gain of $203 thousand from the sale of OREO, a combined total of $214 thousand for the current quarter compared to $239 thousand for the prior quarter and $417 thousand for the prior year first quarter.

Non-interest Expense Summary

	Three Months ended			$ Change from
(Dollars in thousands)	Mar 31, 2016	Dec 31, 2015	Mar 31, 2015	Dec 31, 2015	Mar 31, 2015
Compensation and employee benefits	$36,941	35,902	32,244	1,039	4,697
Occupancy and equipment	6,676	6,579	6,060	97	616
Advertising and promotions	2,125	2,035	1,927	90	198
Data processing	3,373	3,244	2,551	129	822
Other real estate owned	390	511	758	(121)	(368)
Regulatory assessments and insurance	1,508	1,494	1,305	14	203
Core deposit intangibles amortization	797	758	731	39	66
Other expenses	10,546	11,680	9,921	(1,134)	625
Total non-interest expense	$62,356	62,203	55,497	153	6,859

Compensation and employee benefits for the current quarter increased by $1.0 million, or 3 percent, from the prior quarter as a result of an increased number of employees from the Cañon acquisition and annual salary increases. Compensation and employee benefits for the current quarter increased by $4.7 million, or 15 percent, from the prior year first quarter due to the increased number of employees from the Community Bank, Inc. (“CB”) acquisition in February of 2015 and the Cañon acquisition, annual salary increases, and an increase in the number of employees. Current quarter occupancy and equipment expense increased $616 thousand, or 10 percent, from the prior year first quarter as a result of added costs associated with the acquisitions. The current quarter data processing expense increased $822 thousand, or 32 percent, from the prior year first quarter primarily from expenses associated with CCP and expenses from the Cañon acquisition. The current quarter OREO expense of $390 thousand was a decrease of $368 thousand from the prior year first quarter and included $136 thousand of operating expense, $55 thousand of fair value write-downs, and $199 thousand of loss from the sales of OREO. Current quarter other expenses of $10.6 million decreased by $1.1 million, or 10 percent, from the prior quarter. The prior quarter included professional expenses associated with the Cañon acquisition and expenses connected with equity investments in New Markets Tax Credit (“NMTC”) projects. Federal and state income tax expense of $9.4 million in the current quarter increased $1.0 million from the prior quarter and was primarily the result of the NMTC credits recognized in the prior quarter. Current quarter other expenses increased $625 thousand, or 6 percent, over the prior year first quarter with increases related to CCP and increased expenses from recent acquisitions, albeit several areas experienced decreases including outside services, which decreased as a result of acquisition-related expenses in the prior year first quarter.

Efficiency Ratio
Although there were increased expenses in the current quarter related to CCP, the efficiency ratio for the current quarter of 56.53 percent remained stable compared to 56.52 percent in the prior quarter with minimal changes in the income and expense items related to the efficiency ratio. The current quarter efficiency ratio of 56.53 percent compares to 54.80 percent in the prior year first quarter. The 1.73 percent increase in the efficiency ratio resulted primarily from increased compensation expense from recent acquisitions and increased salaries along with increased expenses related to CCP, which outpaced the increases in net interest income and non-interest income for the same period.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about management’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

•	the risks associated with lending and potential adverse changes of the credit quality of loans in the Company’s portfolio;

•
changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System or the Federal Reserve Board, which could adversely affect the Company’s net interest income and profitability;

•	legislative or regulatory changes, including increased banking and consumer protection regulation that adversely affect the Company’s business;

•	ability to complete pending or prospective future acquisitions, limit certain sources of revenue, or increase cost of operations;

•	costs or difficulties related to the completion and integration of acquisitions;

•	the goodwill the Company has recorded in connection with acquisitions could become impaired, which may have an adverse impact on earnings and capital;

•	reduced demand for banking products and services;

•
the risks presented by continued public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital or grow the Company through acquisitions;

•
consolidation in the financial services industry in the Company’s markets resulting in the creation of larger financial institutions who may have greater resources could change the competitive landscape;

•	dependence on the CEO, the senior management team and the Presidents of Bank divisions;

•	potential interruption or breach in security of the Company’s systems and technological changes which could expose us to new risks, fraud or system failures; and

•	the Company’s success in managing risks involved in the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Conference Call Information
A conference call for investors is scheduled for 11:00 a.m. Eastern Time on Friday, April 22, 2016. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 877-561-2748 and the conference ID is 77408162. To participate on the webcast, log on to: http://edge.media-server.com/m/p/8dya659f. If you are unable to participate during the live webcast, the call will be archived on our Web site, www.glacierbancorp.com, or by calling 855-859-2056 with the ID 77408162 until May 5, 2016.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. is a regional bank holding company providing commercial banking services in 88 communities in Montana, Idaho, Utah, Washington, Wyoming and Colorado. Glacier Bancorp, Inc. is headquartered in Kalispell, Montana, and  is the parent company for Glacier Bank, Kalispell and Bank divisions First Security Bank of Missoula; Valley Bank of Helena; Big Sky Western Bank, Bozeman; Western Security Bank, Billings; and First Bank of Montana, Lewistown, all operating in Montana; as well as Mountain West Bank, Coeur d’Alene operating in Idaho, Utah and Washington; Citizens Community Bank, Pocatello, operating in Idaho; 1st Bank, Evanston, operating in Wyoming and Utah;  First Bank of Wyoming, Powell and First State Bank, Wheatland, each operating in Wyoming; North Cascades Bank, Chelan, operating in Washington; and Bank of the San Juans, Durango, operating in Colorado.

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	March 31, 2016	December 31, 2015	March 31, 2015
Assets
Cash on hand and in banks	$104,222	117,137	109,746
Federal funds sold	1,400	6,080	—
Interest bearing cash deposits	45,239	70,036	73,720
Cash and cash equivalents	150,861	193,253	183,466
Investment securities, available-for-sale	2,604,625	2,610,760	2,544,093
Investment securities, held-to-maturity	691,663	702,072	570,285
Total investment securities	3,296,288	3,312,832	3,114,378
Loans held for sale	40,484	56,514	54,132
Loans receivable	5,197,193	5,078,681	4,687,669
Allowance for loan and lease losses	(130,071)	(129,697)	(129,856)
Loans receivable, net	5,067,122	4,948,984	4,557,813
Premises and equipment, net	192,951	194,030	187,067
Other real estate owned	22,085	26,815	28,124
Accrued interest receivable	47,363	44,524	43,260
Deferred tax asset	55,773	58,475	41,220
Core deposit intangible, net	13,758	14,555	12,256
Goodwill	140,638	140,638	130,843
Non-marketable equity securities	24,199	27,495	54,277
Other assets	69,220	71,117	68,260
Total assets	$9,120,742	9,089,232	8,475,096
Liabilities
Non-interest bearing deposits	$1,887,004	1,918,310	1,675,451
Interest bearing deposits	5,129,190	5,026,698	4,783,341
Federal funds purchased	—	—	—
Securities sold under agreements to repurchase	445,960	423,414	425,652
FHLB advances	313,969	394,131	298,148
Other borrowed funds	6,633	6,602	6,703
Subordinated debentures	125,884	125,848	125,741
Accrued interest payable	3,608	3,517	3,893
Other liabilities	114,814	114,062	102,643
Total liabilities	8,027,062	8,012,582	7,421,572
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—
Common stock, $0.01 par value per share, 117,187,500 shares authorized	762	761	755
Paid-in capital	736,664	736,368	719,506
Retained earnings - substantially restricted	350,933	337,532	315,236
Accumulated other comprehensive income	5,321	1,989	18,027
Total stockholders’ equity	1,093,680	1,076,650	1,053,524
Total liabilities and stockholders’ equity	$9,120,742	9,089,232	8,475,096

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended
(Dollars in thousands, except per share data)	March 31, 2016	December 31, 2015	March 31, 2015
Interest Income
Investment securities	$23,883	23,731	22,959
Residential real estate loans	8,285	8,572	7,761
Commercial loans	44,503	43,109	39,022
Consumer and other loans	7,710	7,799	7,744
Total interest income	84,381	83,211	77,486
Interest Expense
Deposits	4,795	3,932	4,147
Securities sold under agreements to repurchase	318	287	241
Federal Home Loan Bank advances	1,652	2,156	2,195
Federal funds purchased and other borrowed funds	18	18	27
Subordinated debentures	892	822	772
Total interest expense	7,675	7,215	7,382
Net Interest Income	76,706	75,996	70,104
Provision for loan losses	568	411	765
Net interest income after provision for loan losses	76,138	75,585	69,339
Non-Interest Income
Service charges and other fees	14,331	15,044	12,999
Miscellaneous loan fees and charges	1,021	922	1,157
Gain on sale of loans	5,992	6,033	5,430
Gain on sale of investments	108	143	5
Other income	2,800	2,325	3,102
Total non-interest income	24,252	24,467	22,693
Non-Interest Expense
Compensation and employee benefits	36,941	35,902	32,244
Occupancy and equipment	6,676	6,579	6,060
Advertising and promotions	2,125	2,035	1,927
Data processing	3,373	3,244	2,551
Other real estate owned	390	511	758
Regulatory assessments and insurance	1,508	1,494	1,305
Core deposit intangibles amortization	797	758	731
Other expenses	10,546	11,680	9,921
Total non-interest expense	62,356	62,203	55,497
Income Before Income Taxes	38,034	37,849	36,535
Federal and state income tax expense	9,352	8,341	8,865
Net Income	$28,682	29,508	27,670

Glacier Bancorp, Inc.
Average Balance Sheet

	Three Months ended
	March 31, 2016			March 31, 2015
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$726,270	$8,285	4.56%	$651,700	$7,761	4.76%
Commercial loans [1]	3,749,929	45,335	4.86%	3,282,867	39,605	4.89%
Consumer and other loans	653,839	7,710	4.74%	609,853	7,744	5.15%
Total loans [2]	5,130,038	61,330	4.81%	4,544,420	55,110	4.92%
Tax-exempt investment securities [3]	1,352,683	19,383	5.73%	1,302,174	18,493	5.68%
Taxable investment securities [4]	1,999,000	11,461	2.29%	1,904,835	10,754	2.26%
Total earning assets	8,481,721	92,174	4.37%	7,751,429	84,357	4.41%
Goodwill and intangibles	154,790			140,726
Non-earning assets	390,891			379,581
Total assets	$9,027,402			$8,271,736
Liabilities
Non-interest bearing deposits	$1,863,389	$—	—%	$1,618,132	$—	—%
NOW and DDA accounts	1,465,181	293	0.08%	1,311,330	268	0.08%
Savings accounts	863,764	104	0.05%	713,897	89	0.05%
Money market deposit accounts	1,406,718	553	0.16%	1,304,006	517	0.16%
Certificate accounts	1,071,055	1,564	0.59%	1,165,483	1,843	0.64%
Wholesale deposits [5]	335,126	2,281	2.74%	220,382	1,430	2.63%
FHLB advances	308,040	1,652	2.12%	299,975	2,195	2.93%
Repurchase agreements and other borrowed funds	521,565	1,228	0.95%	503,816	1,040	0.84%
Total funding liabilities	7,834,838	7,675	0.39%	7,137,021	7,382	0.42%
Other liabilities	96,701			88,143
Total liabilities	7,931,539			7,225,164
Stockholders’ Equity
Common stock	761			752
Paid-in capital	736,398			712,127
Retained earnings	351,536			314,004
Accumulated other comprehensive income	7,168			19,689
Total stockholders’ equity	1,095,863			1,046,572
Total liabilities and stockholders’ equity	$9,027,402			$8,271,736
Net interest income (tax-equivalent)		$84,499			$76,975
Net interest spread (tax-equivalent)			3.98%			3.99%
Net interest margin (tax-equivalent)			4.01%			4.03%
__________

[1]	Includes tax effect of $832 thousand and $583 thousand on tax-exempt municipal loan and lease income for the three months ended March 31, 2016 and 2015, respectively.

[2]	Total loans are gross of the allowance for loan and lease losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.

[3]	Includes tax effect of $6.6 million and $5.9 million on tax-exempt investment securities income for the three months ended March 31, 2016 and 2015, respectively.

[4]	Includes tax effect of $352 thousand and $362 thousand on federal income tax credits for the three months ended March 31, 2016 and 2015, respectively.

[5]	Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type			% Change from
(Dollars in thousands)	Mar 31, 2016	Dec 31, 2015	Mar 31, 2015	Dec 31, 2015	Mar 31, 2015
Custom and owner occupied construction	$68,893	$75,094	$51,693	(8)%	33%
Pre-sold and spec construction	59,220	50,288	44,865	18%	32%
Total residential construction	128,113	125,382	96,558	2%	33%
Land development	59,539	62,356	81,488	(5)%	(27)%
Consumer land or lots	93,922	97,270	97,519	(3)%	(4)%
Unimproved land	73,791	73,844	80,206	—%	(8)%
Developed lots for operative builders	12,973	12,336	14,210	5%	(9)%
Commercial lots	23,558	22,035	21,059	7%	12%
Other construction	166,378	156,784	148,535	6%	12%
Total land, lot, and other construction	430,161	424,625	443,017	1%	(3)%
Owner occupied	944,411	938,625	877,293	1%	8%
Non-owner occupied	806,856	774,192	704,990	4%	14%
Total commercial real estate	1,751,267	1,712,817	1,582,283	2%	11%
Commercial and industrial	664,855	649,553	585,501	2%	14%
Agriculture	372,616	367,339	340,364	1%	9%
1st lien	841,848	856,193	796,947	(2)%	6%
Junior lien	63,162	65,383	67,217	(3)%	(6)%
Total 1-4 family	905,010	921,576	864,164	(2)%	5%
Multifamily residential	197,267	201,542	177,187	(2)%	11%
Home equity lines of credit	379,866	372,039	347,693	2%	9%
Other consumer	150,047	150,469	141,347	—%	6%
Total consumer	529,913	522,508	489,040	1%	8%
Other	258,475	209,853	163,687	23%	58%
Total loans receivable, including loans held for sale	5,237,677	5,135,195	4,741,801	2%	10%
Less loans held for sale [1]	(40,484)	(56,514)	(54,132)	(28)%	(25)%
Total loans receivable	$5,197,193	$5,078,681	$4,687,669	2%	11%

_______
[1] Loans held for sale are primarily 1st lien 1-4 family loans.

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type			Non- Accrual Loans	Accruing Loans 90 Days or More Past Due	Other Real Estate Owned
(Dollars in thousands)	Mar 31, 2016	Dec 31, 2015	Mar 31, 2015	Mar 31, 2016	Mar 31, 2016	Mar 31, 2016
Custom and owner occupied construction	$995	1,016	1,101	995	—	—
Pre-sold and spec construction	—	—	218	—	—	—
Total residential construction	995	1,016	1,319	995	—	—
Land development	18,190	17,582	21,220	5,948	249	11,993
Consumer land or lots	1,751	2,250	2,531	923	—	828
Unimproved land	11,651	12,328	13,448	8,252	—	3,399
Developed lots for operative builders	457	488	929	264	—	193
Commercial lots	1,333	1,521	2,496	217	—	1,116
Other construction	—	4,236	4,989	—	—	—
Total land, lot and other construction	33,382	38,405	45,613	15,604	249	17,529
Owner occupied	12,130	10,952	13,121	10,471	—	1,659
Non-owner occupied	4,354	3,446	3,771	2,231	1,311	812
Total commercial real estate	16,484	14,398	16,892	12,702	1,311	2,471
Commercial and industrial	6,046	3,993	6,367	5,984	62	—
Agriculture	3,220	3,281	2,845	3,005	215	—
1st lien	11,041	10,691	9,502	8,713	832	1,496
Junior lien	1,111	668	680	745	—	366
Total 1-4 family	12,152	11,359	10,182	9,458	832	1,862
Multifamily residential	432	113	—	432	—	—
Home equity lines of credit	5,432	5,486	5,507	5,192	107	133
Other consumer	280	228	243	151	39	90
Total consumer	5,712	5,714	5,750	5,343	146	223
Other	1,800	1,800	1,800	—	1,800	—
Total	$80,223	80,079	90,768	53,523	4,615	22,085

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type			% Change from
(Dollars in thousands)	Mar 31, 2016	Dec 31, 2015	Mar 31, 2015	Dec 31, 2015	Mar 31, 2015
Custom and owner occupied construction	$—	$462	$—	(100)%	n/m
Pre-sold and spec construction	304	181	—	68%	n/m
Total residential construction	304	643	—	(53)%	n/m
Land development	198	447	—	(56)%	n/m
Consumer land or lots	796	166	365	380%	118%
Unimproved land	1,284	774	278	66%	362%
Developed lots for operative builders	—	—	19	n/m	(100)%
Commercial lots	—	—	585	n/m	(100)%
Other construction	—	337	—	(100)%	n/m
Total land, lot and other construction	2,278	1,724	1,247	32%	83%
Owner occupied	4,552	2,760	4,841	65%	(6)%
Non-owner occupied	1,466	923	4,327	59%	(66)%
Total commercial real estate	6,018	3,683	9,168	63%	(34)%
Commercial and industrial	4,907	1,968	6,600	149%	(26)%
Agriculture	659	1,014	3,715	(35)%	(82)%
1st lien	5,896	6,272	7,307	(6)%	(19)%
Junior lien	759	1,077	384	(30)%	98%
Total 1-4 family	6,655	7,349	7,691	(9)%	(13)%
Multifamily Residential	—	662	676	(100)%	(100)%
Home equity lines of credit	2,528	1,046	3,350	142%	(25)%
Other consumer	607	1,227	1,003	(51)%	(39)%
Total consumer	3,135	2,273	4,353	38%	(28)%
Other	40	97	—	(59)%	n/m
Total	$23,996	$19,413	$33,450	24%	(28)%

_______
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type			Charge-Offs	Recoveries
(Dollars in thousands)	Mar 31, 2016	Dec 31, 2015	Mar 31, 2015	Mar 31, 2016	Mar 31, 2016
Pre-sold and spec construction	$(28)	(53)	(9)	—	28
Land development	(100)	(288)	(23)	—	100
Consumer land or lots	(240)	66	(15)	25	265
Unimproved land	(34)	(325)	(50)	—	34
Developed lots for operative builders	(12)	(85)	(96)	—	12
Commercial lots	23	(26)	(1)	24	1
Other construction	—	(1)	(1)	—	—
Total land, lot and other construction	(363)	(659)	(186)	49	412
Owner occupied	(27)	247	316	—	27
Non-owner occupied	(1)	93	82	—	1
Total commercial real estate	(28)	340	398	—	28
Commercial and industrial	69	1,389	426	324	255
Agriculture	(1)	50	(4)	—	1
1st lien	47	834	(30)	75	28
Junior lien	(15)	(125)	(54)	—	15
Total 1-4 family	32	709	(84)	75	43
Multifamily residential	229	(318)	(20)	229	—
Home equity lines of credit	179	740	121	229	50
Other consumer	95	143	20	155	60
Total consumer	274	883	141	384	110
Other	10	(1)	—	102	92
Total	$194	2,340	662	1,163	969

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